EXHIBIT 99.1

Contact:
Danielle Nacco
Ericho Communications
(347) 248.1677
Danielle@erichopr.com

176 Million TV Hours Checked in with Viggle in ONE Year…Tweet That!

Viggle Shows Exceptional Growth in First Year …
Which Proves Robert F.X. Sillerman Isn’t Too Old to Wear a Hoodie

New York, NY (January 28, 2013) – Viggle (Symbol: VGGL), a free cutting-edge mobile app that operates as an intelligent “second screen” for television -- founded by media entrepreneur Robert F.X. Sillerman, the brain power behind successful television, radio and live entertainment businesses – recently celebrated its first birthday on January 26.

To date, more than 1.8 million Vigglers have registered for the service, and Vigglers have checked into TV shows 151 million times. In turn, over the last 12 months Viggle has given away over 1.3 million individual rewards, including rewards from major retailers such as Amazon, The Gap, Best Buy and Sephora. During this time, Viggle has conducted 28 sweepstakes, giving away 41 million Viggle points, a trip to Hollywood, a 3D HDTV package and an all expense paid trip to Sunday's big game in New Orleans.

In just over six short months from launch through July 2012, Viggle hit its first major milestone with more than one million Vigglers registering for the service. It has been an extraordinary first year for the start-up company with accelerated growth, more than doubling the number of monthly active users from 233,607 in October 2012 to 493,475 thus far in January 2013. To be a monthly active user, a Viggler must earn or use a point in the month, beyond just registering.

And now Vigglers are getting a unique chance to “meet the man.” To continue the celebration, starting this week Viggle is asking loyal fans to send a video message wishing a Happy Birthday to Viggle in the most clever and untraditional way. Viggle will select a winner who will get a rare chance to spend the working day with Sillerman on his 65th birthday in April. The winner will join him in any internal and external meetings and in any of his dealings with both celebrities and high power industry executives scheduled on his birthday. Want more? The winner will get “exclusive” time with him. He or she will also be allowed to film the day and share the footage with their family and friends. YouTube it? Maybe. Add it to their Facebook or Twitter accounts? Sure. It is the winner’s choice. One thing this won’t be is a retirement party as Sillerman and Viggle have only just begun.

“During this past year, we continued to add new product features -- helping transition Viggle’s social and real-time engagement experience,” said Greg Consiglio, President and COO. “Adding to our popular features we have recently provided our members with an even more enhanced television viewing experience by being able to check-in, chat and play along, in addition to getting rewarded for watching their favorite shows.”

Vigglers earn real rewards by checking into their favorite TV shows using the free Viggle app, available for download in the App Store or Google Play. The Viggle app listens to what is on TV and Viggle points accumulate for every minute watched; members can accumulate even more points for engaging in real-time experiences while watching their favorite shows and sporting events.

Throughout its first year, Viggle has worked with over 40 leading brands such as Mercedes-Benz, JetBlue, CapitalOne, Pepsi, Verizon, DIRECTV, Burger King and Unilever.

Alex Kaplan, Vice President of Marketing at DIRECTV added, “More and more of our customers are becoming habitual Vigglers because they receive exclusive benefits when using the Viggle platform. We’re excited to celebrate this first year with them as we continue to provide our customers with the best Viggle experience.”

Other key milestones include:

●	March 20, 2012: Recognized by MediaPost as the best app in the “Entertainment: Professional Content” and “Television/Video App” categories at the 2012 Appy Awards.
●	September 5, 2012: Launches MyGuy, a mobile fantasy football game for both professional and college sports fans
●	January 4, 2013: Former Miami Dolphins Hall of Fame Quarterback Dan Marino joins as Honorary Commissioner of the MyGuy real-time fantasy football game through the end of the 2014 season.
●	January 13, 2013: Viggle announces its biggest single day with nearly 870,000 verified audio check-ins.

Managing Partner of award-winning Media and Marketing Agency, Media Storm, Craig Woerz adds, “We have had tremendous success with what we have done with Viggle and are intrigued by what Viggle is innovating with second screen. We have partnered with them for many of our clients to help drive tune-in and live show engagement for programs. We see Viggle as a leader in the expanding space and look forward to continuing to work with them in 2013". Media Storm works with clients like FOX, WE TV, Food Network and many other networks, programmers and studios.

To kick-off its birthday week, on January 20, the company launched a Viggle Streak Week promotion that offered bonuses for Viggling any five days, at any time, between January 20 and January 26. The Viggle Birthday Quest promotion rewarded loyal TV viewers checking into 5 out of 6 Birthday Quest shows from January 24 to January 27. And as of January 24, Vigglers can redeem their points for Viggle branded merchandise.

About Viggle

Launched January 2012 Viggle is a free second screen media platform that rewards its members for watching their favorite TV shows. Viggle enhances TV with interactive games like Viggle LIVE and the first ever real-time fantasy sports game MyGuy. Viggle members get rewarded for their TV time from places like Best Buy, Papa John's, Fandango, Hulu Plus and Groupon, among others. Viggle also allows like-minded fans of their favorite shows to connect through Viggle Chatter features. Viggle's audio verification technology recognizes shows on TV and allows members to check into live and DVR’d TV content from more than 170 of the most popular broadcast and cable channels. For more information, visit http://www.viggle.com, follow us on Twitter @Viggle or like us on Facebook.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of January 28, 2013.   Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

###

viggle

FIRST YEAR IN REVIEW

How Vigglers watched, played and got rewarded.

Registered Users:
1,811,512

Watched

Number of check-ins:
151,620,602

Average session length: **74** minutes

TV hours checked-in with Viggle:
176,768,197

Sports and Awards shows were top Viggled

Played

Total MyGuy Games:
778

Total MyGuy Play Sessions:
3,045,066

MyGuy has had over **300k** unique players, who have made over **37 million** athlete substitutions.

Total Viggle LIVE events:
1,130

Viggle LIVE questions answered:
62,976,805

Rewards

Number of Rewards redeemed:
1,386,938

Number of charitable donations by Vigglers: **10,411**

Top Rewards include:

Coffee
Electronics
Music

185,313
$5 Coffee Gift Cards

EQUALING
370,626 CUPS OF COFFEE

Number of Sweepstakes:
28 total

We've given away:

- 1 trip to Hollywood
- 2 Pitbull concert tickets
- 1 Super Bowl trip
- XBox 360 + Kinect
- MacBook Air
- 41,515,000 points

Viggle is a FREE app available on the App Store or Google Play that makes TV more rewarding. Enhance your TV watching experience by playing along with Viggle LIVE real-time trivia and MyGuy the first ever real-time fantasy sports game. Chat about your favorite shows with fellow fans through Viggle Chatter features. Get points for real rewards from brands like Best Buy, Papa John's, Fandango, Starbucks and many more.

Numbers in this infographic are through January 26, 2013. The 1,811,512 registered user number is the number of registered users as of January 26, 2013, net of deactivated accounts. As of January 26, 2013, active users have spent an average of 74 minutes of active time within the Viggle app per session.

www.viggle.com